SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

___  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_  Definitive Information Statement

                        SAINT ANDREWS GOLF CORPORATION
               (Name of Registrant as Specified in Its Charter)

                        SAINT ANDREWS GOLF CORPORATION
                  5325 SOUTH VALLEY VIEW BOULEVARD, SUITE 10
                          LAS VEGAS, NEVADA  89118
                      ________________________________

                           INFORMATION STATEMENT
                      ________________________________

                ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
                      SPECIAL MEETING OF SHAREHOLDERS

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND US A PROXY
                      ________________________________

     This Information Statement will be first sent or given to shareholders of Saint Andrews Golf Corporation (the "Company") on or about March 25, 1997, in connection with the action which will be taken by a shareholder holding approximately 57.1% of the Company's outstanding stock by written consent in lieu of holding a special meeting of shareholders.

     On March 21, 1997, Las Vegas Discount Golf & Tennis, Inc., which holds 2,000,000 shares of the Company's $.001 par value common stock (the "Common Stock"), signed a written consent to become effective on April 15, 1997, approving amendments to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock covered by the Plan from 300,000 to 700,000. On March 21, 1997, there were 3,000,000 shares of Common Stock issued and outstanding, and 500,000 shares of Series A Convertible Preferred Stock outstanding. The holders of the Company's Common Stock and Series A Convertible Preferred Stock vote together as a single class.

     Pursuant to the provisions of the Nevada Business Corporation Act, any action which can be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power. Such a consent has been executed by Las Vegas Discount Golf & Tennis, Inc., the Company's majority shareholder, which owns 57.1% of the voting power of the Company's shareholders.

     Rule 14c-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, requires that the Company prepare an Information Statement containing certain information related to the action approved by written consent of a majority of the voting power, and to mail the information statement to the Company's shareholders at least 20 calendar days prior to the date on which the corporate action is taken.

     The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock outstanding, considered as a single class, is required for the approval of the amendment to the Company's 1994 Stock Option Plan.

                       SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 21, 1997, as to the shares of the Common Stock and Series A Convertible Preferred Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's Common Stock and Series A Convertible Preferred Stock, each of the Company's Directors and by all of the Company's

Directors and Executive Officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                       Amount and
    Name and Address                  Nature of Bene-            Percent
  of Beneficial Owners               ficial Ownership            of Class
  --------------------               ----------------            --------
Las Vegas Discount Golf &
  Tennis, Inc.<FN1>                  2,000,000                    57.1%
Suite 10
5325 S. Valley View Blvd.
Las Vegas, Nevada  89118

Vaso Boreta                            110,000<FN2>                3.0%
Suite 10
5325 S. Valley View Blvd.
Las Vegas, Nevada  89118

Ronald S. Boreta                       435,000<FN2>               12.7%
Suite 10
5325 S. Valley View Blvd.
Las Vegas, Nevada  89118

Robert R. Rosburg                        5,000<FN2>                0.1%
49-425 Avenida Club La Quinta
La Quinta, California 92253

William Kilmer                           5,000<FN2>                0.1%
1500 Sea Breeze Boulevard
Ft. Lauderdale, Florida  33316

Hideki Yamagata                        750,000<FN3>               20.0%
666 - 5th Avenue
New York, New York  10103

Three Oceans Inc.                      750,000<FN4>               20.0%
2001 Sanyo Avenue
San Diego, California  92173

All Directors and                    1,325,000                    30.6%
Officers as a Group
(7 Persons)
___________________

<FN1>
Las Vegas Discount Golf & Tennis, Inc. is a publicly-held corporation of which Vaso Boreta is President, Director and a principal shareholder; Ronald S. Boreta is a Director and a principal shareholder; and Robert R. Rosburg and William Kilmer are Directors. In addition, John Boreta, a son of Vaso Boreta, is a principal shareholder of Las Vegas Discount Golf & Tennis, Inc. The following sets forth the percentage ownership beneficially held by such persons in Las Vegas Discount Golf & Tennis, Inc.:

                   Vaso Boreta            49.3%
                   Ronald S. Boreta       21.8%
                   Robert Rosburg          0.1%
                   William Kilmer          0.1%
                   John Boreta            12.2%
                               -2-

<FN2>
Represents shares underlying options exercisable within 60 days held by the named person. Does not include shares held by Las Vegas Discount Golf & Tennis, Inc. of which such person is an Officer, Director and/or principal shareholder.
<FN3>
Represents shares beneficially owned by Three Oceans, Inc., of which Mr. Yamagata is President. These are the same shares listed under the name Three Oceans, Inc.
<FN4>
Represents 500,000 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock held by Three Oceans Inc. and 250,000 shares underlying stock options held by Three Oceans, Inc.

              APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     During July 1994, the Board of Directors adopted a Stock Option Plan (the "Plan"). The Plan authorizes the issuance of options to purchase up to 300,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

     Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

     In August 1994, the Board of Directors granted stock options to the following Officers and Directors of the Company, to purchase shares of the Company's Common Stock at $5.00 per share. These options expire on August 8, 1999.

                                                   Shares Subject
            Name                                     To Option
     Vaso Boreta                                       110,000
     Ronald Boreta                                     110,000
     Charles Hohl                                       60,000<FN1>
     Glenn Raynes                                       10,000
     Robert R. Rosburg                                   5,000
     William Kilmer                                      5,000
                                                       -------
          Total                                        300,000
__________________

                               -3-

<FN1>
Mr. Hohl's options vest in increments of 20,000 each year beginning on August 8, 1995.

     In April 1996, the Company's Board of Directors approved increases in the number of shares of Common Stock which may be issued under the Plan from 300,000 to 700,000, subject to approval by the Company's shareholders within one year. Also in April 1996, the Company's Board of Directors granted stock options as indicated below. Except as noted, the options will be fully vested upon shareholder approval of the Plan Amendment by April 16, 1997. If the shareholders do not approve the Plan amendment by that date, the options will expire.

                     RELATIONSHIP             SHARES SUBJECT    EXERCISE
      NAME           TO THE COMPANY           TO OPTION         PRICE
Joel Rubenstein      Consultant                10,000           $5.00
Ronald S. Boreta     Officer and Director     125,000           $4.75
Ronald S. Boreta     Officer and Director     200,000<FN1>      $4.625
Kevin B. Donovan     Officer                   10,000           $4.75
John Hoover          Officer                   10,000           $4.75
Robert Finley        Employee                   1,000           $4.75
Ted Abbruzzese       Consultant                10,000           $4.75
Jeff Gordon          Consultant                10,000<FN2>      $4.75
Hal Price            Consultant                 1,000           $4.75
___________________

<FN1>
This option was not to vest until the Company completed a transaction with a major business or investor made it probable that the Company will be able to pursue its plan of building and operating Sportsparks. This condition was met in September 1996 as a result of the investment by Three Oceans, Inc. of $5,000,000 in the Company.
<FN2>
This option will be immediately vested as to 2,500 shares upon shareholder approval of the Plan amendment by April 16, 1997, and will vest as to an additional 2,500 on April 24, 1997, April 24, 1998, and April 24, 1999.

                           SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Ronald S. Boreta, President
Las Vegas, Nevada
March 21, 1997
                               -4-